Exhibit 4.5

NUMBER

MA 58663

AMERICAN BANK NOTE COMPANY.

CLASS A

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

$0.01 PAR VALUE

SHARES

Marriott International, Inc.

See reverse for certain definitions

THIS CERTIFIES

THAT

CUSIP 571903 20 2

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK OF

Marriott International, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation, as amended, to all of which the holder of this certificate by acceptance hereof expressly assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

CORPORATE SECRETARY

CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:

EquiServe Trust Company, N.A.

TRANSFER AGENT

AND REGISTRAR

BY

AUTHORIZED OFFICER

MARRIOTT INTERNATIONAL, INC.

The Company will furnish without charge to any stockholder who so requests a full statement or summary of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Secretary of the Company or the Transfer Agent for the Company’s common stock. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common	UNIF GIFT MIN ACT-- Custodian
TEN ENT--as tenants by the entireties	(Cust) (Minor)
JT TEN --as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated _________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between the Company and The Bank of New York (the “Rights Agent”) dated as of March 27, 1998, as amended (the “Rights Agreement”), the terms of which are hereby incorporated by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, rights, issued to, or held by, any person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.